Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nomad Foods Limited of our report dated 1 April 2016 relating to the financial statements of Iglo Foods Holdings Limited (Predecessor), which appears in Nomad Foods Limited’s Annual Report on Form 20-F for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP London, United Kingdom May 3, 2016